UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 20, 2006

Rimage Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On February 20, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Rimage Corporation (the “Company”) established goals for fiscal year 2006 for the Company’s cash incentive compensation program for executive officers. Executive officers are eligible for cash bonuses ranging from zero to two times their base salary, depending upon the Company’s financial performance in sales growth and earnings. Achievement of the Company’s target goals under the cash incentive compensation program will result in bonuses ranging from 30% to 50% of base salary for all executive officers other than the Chief Executive Officer and 60% of base salary for the Chief Executive Officer.

        Also on February 20, 2006, the Committee approved the salaries for 2006 for the Company’s executive officers. The following table summarizes the salaries for 2006 of the executive officers:

Executive Officer and Title	Annual Base Salary
Bernard P. Aldrich, Chief Executive Officer	$325,000

Manuel M. Almedia Chief Operating Officer	$250,000

David Suden Chief Technical Officer	$225,000

Robert M. Wolf Chief Financial Officer	$170,000

Pamela Lampert Vice President Human Resources (1)	$150,000

(1)	Effective February 21, 2006, the Company’s Board of Directors determined that Ms. Lampert is an “executive officer” within the meaning of Item 401(b) of Regulation S-K under the Securities Act of 1933, as amended.

        The actions of the Compensation Committee taken on February 20, 2006 were ratified by the Board of Directors on February 21, 2006. Additionally, on February 21, 2006, the Company’s Board of Directors determined that Konrad Rotermund, the Company’s Vice President of European Operations, is not an “executive officer” within the meaning of Item 401(b) of Regulation S-K under the Securities Act of 1933, as amended.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:   February 24, 2006